Exhibit a(11)

TD ASSET MANAGEMENT USA FUNDS INC.

ARTICLES SUPPLEMENTARY

        TD Asset Management USA Funds Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

        FIRST: Under a power contained in Article V of the charter (the “Charter”) of the Corporation, by resolutions duly adopted by the Board of Directors, 17,000,000,000 authorized but unissued shares of TDAM Money Market Portfolio — Premium Class of the Corporation be, and hereby are, reclassified as shares of four new series, of which:

        A. 3,000,000,000 shares are classified and designated as Short-Term Investment Fund;

        B. 5,000,000,000 shares are classified and designated as Short-Term Bond Fund;

        C. 3,000,000,000 shares are classified and designated as Money Market Fund — Institutional Class and 2,000,000,000 shares are classified and designated as Money Market Fund — Institutional Service Class; and

        D. 2,000,000,000 shares are classified and designated as U.S. Government Fund — Institutional Class and 2,000,000,000 shares are classified and designated as U.S. Government Fund — Institutional Service Class;

        with all such shares having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of a series, or a class of a series, of Common Stock, par value $.0001 per share (the “Common Stock”), of the Corporation as set forth in the Charter generally.

        SECOND: Under a power contained in Article V of the Charter, by resolutions duly adopted by the Board of Directors:

        A. 14,000,000,000 authorized but unissued shares of TDAM Money Market Portfolio — Investor Class be, and hereby are, reclassified and designated as shares of TDAM Money Market Portfolio — Investor I Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption (a) of the shares of TDAM Money Market Portfolio — Investor Class and (b) as set forth in any other provisions of the Charter relating to Common Stock generally;

        B. 8,000,000,000 authorized but unissued shares of TDAM U.S. Government Portfolio — Investor Class be, and hereby are, reclassified and designated as shares of TDAM U.S. Government Portfolio —Investor I Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption (a) of the shares of TDAM U.S. Government Portfolio — Investor Class and (b) as set forth in any other provisions of the Charter relating to Common Stock generally;

        C. 5,000,000,000 authorized but unissued shares of TDAM Municipal Portfolio — Investor Class be, and hereby are, reclassified and designated as shares of TDAM Municipal Portfolio — Investor I Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption (a) of the shares of TDAM Municipal Portfolio — Investor Class and (b) as set forth in any other provisions of the Charter relating to Common Stock generally;

        D. 2,000,000,000 authorized but unissued shares of TDAM New York Municipal Money Market Portfolio — Investor Class be, and hereby are, reclassified and designated as shares of TDAM New York Municipal Money Market Portfolio — Investor I Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption (a) of the shares of TDAM New York Municipal Money Market Portfolio — Investor Class and (b) as set forth in any other provisions of the Charter relating to Common Stock generally; and

        E. 2,000,000,000 authorized but unissued shares of TDAM California Municipal Money Market Portfolio — Investor Class be, and hereby are, reclassified and designated as shares of TDAM California Municipal Money Market Portfolio — Investor I Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption (a) of the shares of TDAM California Municipal Money Market Portfolio — Investor Class and (b) as set forth in any other provisions of the Charter relating to Common Stock generally.

        THIRD: Immediately prior to foregoing the reclassification and designation shares of Common Stock, the Corporation had 100,000,000,000 shares of Common Stock, classified and designated as follows:

Series and Class	Number of Shares
TDAM Money Market Portfolio — Investor Class TDAM Money Market Portfolio — Premium Class	25,000,000,000 25,000,000,000

TDAM U.S. Government Portfolio — Investor Class	20,000,000,000

TDAM Municipal Portfolio — Investor Class	10,000,000,000

TDAM New York Municipal Money Market Portfolio — Investor Class	10,000,000,000

TDAM California Municipal Money Market Portfolio — Investor Class	10,000,000,000

        FOURTH: After the reclassification and designation of the shares of Common Stock pursuant to these Articles Supplementary, the Corporation has 100,000,000,000 shares of Common Stock, classified and designated as follows:

Series and Class	Number of Shares
TDAM Money Market Portfolio — Investor Class TDAM Money Market Portfolio — Investor I Class TDAM Money Market Portfolio — Premium Class	11,000,000,000 14,000,000,000 8,000,000,000
TDAM U.S. Government Portfolio — Investor Class TDAM U.S. Government Portfolio — Investor I Class	12,000,000,000 8,000,000,000
TDAM Municipal Portfolio — Investor Class TDAM Municipal Portfolio — Investor I Class	5,000,000,000 5,000,000,000
TDAM New York Municipal Money Market Portfolio — Investor Class TDAM New York Municipal Money Market Portfolio — Investor I Class	8,000,000,000 2,000,000,000
TDAM California Municipal Money Market Portfolio — Investor Class TDAM California Municipal Money Market Portfolio — Investor I Class	8,000,000,000 2,000,000,000
Short-Term Investment Fund	3,000,000,000
Short-Term Bond Fund	5,000,000,000
Money Market Fund — Institutional Class Money Market Fund — Institutional Service Class	3,000,000,000 2,000,000,000
U.S. Government Fund — Institutional Class U.S. Government Fund — Institutional Service Class	2,000,000,000 2,000,000,000

        FIFTH: The shares Common Stock described above have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

        SIXTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

        SEVENTH: The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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        IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of this 3rd day of October, 2006.

ATTEST:		TD ASSET MANAGEMENT USA FUNDS INC.

By:	/s/ Kerry Reilly	By:	/s/ Michele Teichner
	Kerry Reilly Secretary		Michele Teichner Vice President